EXHIBIT 99.1


                             HIGHLAND BANCORP, INC.

               1994 STOCK OPTION AND PERFORMANCE SHARE AWARD PLAN

                             AS AMENDED AND RESTATED



1.   Purpose.

     The purposes of this 1994 Stock Option and Performance Share Award Plan (this "Plan") are to provide long-term incentives and rewards to directors, officers and employees of Highland Bancorp, Inc. (the "Company") and its subsidiaries (the "Company Group") to assist the Company Group in attracting and retaining directors, officers and employees on a basis competitive with industry practices, to align the interests of directors, officers and employees with those of the Company's stockholders, and to provide additional compensation to directors, officers and employees.

2.   Effective Date; Amendment.

     This Plan was effective as of April 27, 1994, and was amended effective as of April 22, 1998.

3.   Administration of the Plan.

     (a) This Plan shall be administered by the Board of Directors of the Company (the "Board"), or a committee of the Board (the "Committee") whose members shall serve at the pleasure of the Board. The administrator of the Plan shall be referred to as the "Administrator." During such time that administration is delegated to the Committee, the Committee shall have, in connection with the Administration of the Plan, the powers theretofore possessed by the Board subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

     (b) The Administrator shall have full power and authority in its discretion, subject to and not inconsistent with the express provisions of this Plan to take any and all actions required or permitted to be taken under this Plan. Such full power and authority shall include, without limitation, the selection of participants to whom Options or Awards may be granted; the determination of the number of shares of Common Stock purchasable upon the exercise of each Option granted to each participant and the amount payable by the participant upon the exercise thereof (the "Exercise Price"); the determination of the number of shares subject to each Award; the terms and conditions of each grant of Options and Awards including without limitation establishing the objectives and conditions, if any, for the earning or vesting of Options and Awards; the right to interpret and construe each provision of this Plan and of all agreements and instruments reflecting the terms and conditions of all grants hereunder (the "Agreements"); the making of all required or appropriate determinations under this Plan and the Agreements; and the adoption, amendment and recision of such rules and regulations relating to this Plan as the Administrator shall determine in its discretion (the "Rules"); in each case subject to the express provisions of this Plan.

     (c) The interpretation or construction by the Administrator of this Plan, any Agreement or any rule, and all determinations by the Administrator, shall in each case be final, binding and conclusive with

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respect to all interested parties.  No member of the Administrator shall be personally liable for any action, failure to act, determination, interpretation or construction made in good faith.

     (d) The Administrator shall determine the "fair market value" of the Common Stock from time to time in accordance with such procedures for the determination thereof as the Administrator shall determine.

4.   Participants.

     Participants in the Plan shall be directors, officers and employees of the Company and/or its subsidiaries selected by the Administrator. Nothing set forth in this Plan or in any Agreement shall confer upon any employee or officer any right to continue in the employ of the Company Group or as an officer of any member of the Company Group, nor limit in any manner the right of the Company or any subsidiary to terminate such employee or office for any reason whatsoever, with or without good cause. No director, officer, employee or other person shall have any right to be granted an Option or an Award.

5.   Shares of Stock Subject to this Plan.

     (a) The shares available for issuance under this Plan pursuant to the exercise of Options or pursuant to Awards shall consist of 400,000 shares of the Common Stock of the Company (the "Common Stock"), subject to adjustment as provided in Section 8.1. Such number of shares shall be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose. Should an Option expire for any reason without being exercise, or be canceled in whole or in part, or should an outstanding Award for a participant be forfeited or terminated for any reason, the shares of Common Stock subject to such Option or Award shall again be available for issuance under this Plan.

     (b) No person shall receive Options and/or Awards representing more than 50% of the aggregate number of shares of Common Stock that may be issued pursuant to all Options and Awards under the Plan as set forth in
Section 5 hereof.

6.   Options.

     (a) The Administrator may from time to time, in its sole discretion, award to such eligible participants as it designates options to purchase shares of the Common Stock ("Options"). In connection therewith, the Administrator shall have full and final authority in its discretion (i) in the case of each Option, to determine whether the Option shall be an incentive stock option (an "ISO") pursuant to Section 422 of the Internal Revenue Code of 1986 (the "IRC"), as such section may from time to time be amended or supplemented, or an Option that does not qualify under such
Section 422 (an "NQSO"), (ii) to determine the time or times at which Options will be awarded, (iii) to determine the number of shares that may be purchased upon the exercise of each Option, (iv) to determine the Exercise Price for each Option, which price shall not be less than 100% of the fair market value of the Common Stock on the date on which the Option is granted, (v) to determine the time or times when each Option shall become exercisable and the duration of the exercise period, (vi) to permit the optionee to pay the Exercise Price with Common Stock or other property issuable pursuant to the Option, or to permit the participant to pay his or her tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of Common Stock (including "pyramiding") or other property, or by reducing the number of shares of

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Common Stock or the amount of other property otherwise issuable pursuant to the Option, (vii) to prescribe the form or forms of the Agreements reflecting the terms and conditions of each Option.

     (b) Each Option shall be exercisable on such date or dates and during such period as shall be determined by the Administrator at the time of grant, provided that (i) no ISO shall be exercisable after the expiration of 10 years after the grant date, and (ii) with respect to each grant of Options to a participant that is required to file reports pursuant to
Section 16(a) of the 1934 Act, no Option shall be exercisable prior to six months after the date it is granted.

     (c) Upon the termination of the employment of a participant with the Company Group, unless specified otherwise in the Agreement evidencing such Option, such participant's rights to exercise an Option then held shall be as follows, subject to the authority of the Administrator to extend the exercisability of an Option in its sole discretion (with the consent of the participant or the participant's legal representative in the case of an
ISO):

          (i) DEATH OR PERMANENT AND TOTAL DISABILITY. If the employment is terminated by reason of the death or "permanent and total disability" (as defined in Section 22(e)(3) of the IRC) of the participant, each Option held by the participant on the date of termination shall expire on the earlier of (i) the date that is 12 months after the date of termination of employment, or (ii) the fixed expiration date of such Option.

          (ii) OTHER DISABILITY. If the employment is terminated by reason of the disability of the participant that is not permanent and total disability (as defined in Section 22(e)(3) of the IRC), each Option held by the participant on the date of termination shall expire the earlier of (i) the date that is three months after the date of termination of employment for each Option that is an ISO, or the date that is 12 months after the date of termination of employment for each Option that is an NQSO, or (ii) the fixed expiration date of such Option.

           (iii) OTHER TERMINATION. If the employment is terminated by any reason other than death or disability, each Option held by the participant on the date of termination shall expire on the earlier of (i) the date that is three months after the date of termination of employment, or (ii) the fixed expiration date of such Option.

     (d) Unless the Agreement evidencing the Option provides otherwise, if the employment of a participant is terminated for any reason other than by voluntary termination by the participant or termination by the Company or any subsidiary "for cause," all Options held by such participant shall become immediately vested, notwithstanding any conditions to the vesting of such Options set forth herein or in the Agreement reflecting such Options. If for purposes of this Plan, termination "for cause" shall mean termination because of the participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

     (e) The Options of a participant who dies shall be exercisable by a legatee or legatees of such Options under the participant's last will, or by such participant's executor, personal representative or distributees. However, in the event of a participant's death after the date of termination of employment that occurs for another reason, such deceased's

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participant's Options shall expire in accordance with their terms as if such participant were still living.

     (f) The Administrator shall have the authority to determine the reason for and date of termination of employment of each participant (including but not limited to determining whether a termination is by reason of disability or retirement), which determination shall be final, binding and conclusive on all interested parties.

     (g) In the event that the Company enters into any or more agreements to dispose of all or substantially all of its assets or the Company's stockholders dispose of or become obligated to dispose of 50% or more of the outstanding shares of Common Stock, other than to the Company or a subsidiary of the Company, in either case by means of a tender offer, sale, merger, reorganization or liquidation, in one or a series of related transactions (an "Acceleration Event"), then each outstanding Option shall become exercisable during the 30 days immediately prior to the scheduled consummation of the Acceleration Event with respect to the full number of shares for which such option has been granted; PROVIDED, HOWEVER, that no Acceleration Event shall be deemed to occur for purposes of this section in the event that (i) the terms of the agreements pursuant to which such transaction is occurring require as a condition to the consummation thereof that each Option shall either be assumed by a successor corporation or parent thereof or be replaced with a comparable option to purchase shares of capital stock of a successor corporation or parent thereof, and (ii) the transaction is approved by a majority of the directors who have been in office for more than 12 months prior to the scheduled consummation of the transaction. Any exercise of Options during such 30-day period shall be condition upon the consummation of the Acceleration Event, and in the event the Acceleration Event is not consummated all exercises of Options made pursuant to this section shall be of no further force or effect; unless, with respect to any such Option, such Option was otherwise exercisable in accordance with its terms without regard to this section and the participant is exercising such Option indicates in writing that such exercise is not conditioned on the consummation of the Acceleration Event. Upon consummation of the Acceleration Event, all outstanding Options, whether or not accelerated pursuant to this section, shall expire and cease to be exercisable, unless assumed by the successor corporation or a parent thereof.

     (h) The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected participant, the cancellation of any or all outstanding Options and the grant in substitution thereof of new Options under this Plan (subject to the limitations hereof) providing for the purchase of the same or a different number of shares of Common Stock at an Exercise Price not less than 100% of the fair market value of the Common Stock on the new grant date. The Agreement reflecting the terms of the new Options may, in the discretion of the Administration, include the same terms and conditions as the Agreement reflecting the terms of the old Options including, without limitation, the same vesting schedule.

          The Administrator may, in its discretion, amend the terms of any Agreement, with the consent of the affected participant, to provide that the Exercise Price of the shares remaining subject to the original Option shall be reestablished at a price not less than 100% of the fair market value of the Common Stock on the effective date of such amendment.
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7.   Awards.

     (a) The Administrator may from time to time, in its sole discretion, grant to such officers and employees of the Company Group as it designates, awards ("Awards") consisting of shares of the Common Stock. Awards may be granted as compensation for past services and may be granted without condition or subject to forfeiture if vesting or other criteria established by the Administrator are not satisfied. In addition, Awards may consist of the right to receive shares of Common Stock in the future if certain performance or other criteria established by the Administrator in connection with the Award are met. For purposes of this Plan, an Award shall be deemed outstanding at any date if the receipt of shares of Common Stock pursuant to the Award is subject to one or more conditions to be fulfilled subsequent to that date or, if the shares shall have been issued prior to that date, the shares shall be subject to forfeiture if one or more conditions are not fulfilled subsequent to that date.

     (b) The Administrator shall have full and final authority in its discretion in the case of each Award to determine the time or times at which Awards will be granted, the number of shares of Common Stock subject to each Award, the vesting, performance or other criteria (if any) to be established under which receipt of the shares will be conditioned, the conditions (if any) upon which the shares will be subject to forfeiture, the duration of the periods over which such performance criteria will be measured and the other terms and conditions of each Award, and to prescribe the form or forms of the Agreements reflecting the terms and conditions of each Award. The terms and conditions of Awards need not be the same for each participant.

     (c) All shares of Common Stock subject to an outstanding Award shall be issued by the Company to the participant at such time as any Acceleration Event is consummated; provided, however, that no Acceleration Event shall be deemed to occur for the purposes of this section in the event that (i) the terms of the agreements pursuant to which such transaction is occurring require as a condition to the consummation thereof that each Award shall either be assumed by a successor corporation or parent thereof or be replaced with a comparable award of shares of capital stock of the successor corporation or parent thereof, and (ii) the transaction is approved by a majority of the directors who have been in office for more than 12 months prior to the scheduled consummation of the transaction.

8.   Adjustments and Changes in the Common Stock.

     (a) In the event that the shares of Common Stock as presently constituted shall be changed into or exchanged for a different number or kind of shares or other securities of the Company, or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then unless such change results in the termination of all outstanding Options or Awards pursuant to the provisions of Sections 6.7 or 7.3, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject or which may be come subject to an Option or an Award, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. Each Agreement shall be deemed amended appropriately as to price and other terms as may be necessary in the determination of the Administrator to reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding Common Stock, or of any stock or securities into which such shares have been changed, or for which it shall have been exchanged, then if the Administrator shall, in its sole discretion,

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determine that such change requires an adjustment in the terms of any
Option or Award granted or that may be granted, such adjustment shall be made in accordance with such determination and each Agreement reflecting such terms shall be deemed amended. Fractional shares resulting from any adjustment in Options or Awards pursuant to this section shall be rounded down to the nearest whole number of shares.

     (b) Notwithstanding the foregoing, any and all adjustments in the terms of ISO's shall comply in all respects with applicable sections of the IRC and the regulations thereunder.

     (c) Notice of any adjustment in the terms of Options or Awards shall be given by the Company to each holder of an Option or Award that has been so adjusted. However, such adjustment shall be effective and binding for all purposes whether or not such notice is given or received.

9.   No Rights as Stockholder.

     No participant shall have rights as a holder of Common Stock with respect to Options or Awards unless and until certificates for shares of such stock are issued to the participant or the participant's legal representative.

10.  Withholding Taxes.

     The Company shall have the right to withhold from the participant, at the time of the issuance by the Company of any shares, any federal, state or other taxes required by law to be withheld with respect to such issuance or to require (through withholding from the participant's salary or otherwise) the payment by the participant of any such taxes.

11.  Non-Transferability.

     No Option or outstanding Award may be in any way transferred, assigned, pledged or hypothecated by the participant to whom it was granted or awarded, other than by will or the laws of descent and distribution, and an Option may be exercised during the participant's lifetime only by the participant or the participant's legal representative; PROVIDED, HOWEVER, that the Administrator may upon request consent to transfers of NQSO's or Awards as it may determine in its sole discretion, if such transfer is pursuant to a "qualified domestic relations order" as defined by the IRC, and subject to such conditions as the Administrator may require.

12.  Amendments and Termination.

     (a) In addition to such amendments as are provided for in Section 12, with the consent of the affected participant the Administrator may amend any outstanding Agreement in a manner not inconsistent with this Plan.

     (b) The Board may at any time terminate or from time to time amend this Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Options or Awards theretofore granted under this Plan; PROVIDED, HOWEVER, without stockholder approval, no amendment of this Plan shall be effective which would increase the maximum number of shares of Common Stock referred to in Section 5.

13.  Governing Law.

     The validity and construction of this Plan and the Agreements shall be governed by the laws of the State of California.

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